Exhibit 10.25

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE, THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE AND ANY INTEREST THEREIN MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 31, 2000 (THE "STOCKHOLDERS AGREEMENT"). A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

THE PAYMENT OF THE PRINCIPAL OF, AND INTEREST ON, AND ALL OTHER AMOUNTS OWING IN RESPECT OF THE INDEBTEDNESS EVIDENCED BY, THIS NOTE, IS AND SHALL BE EXPRESSLY SUBORDINATED, TO THE EXTENT AND IN THE MANNER SET FORTH HEREIN AND, IF APPLICABLE, IN THAT CERTAIN SUBORDINATION AGREEMENT, OR ANY OTHER SUBORDINATION AGREEMENT NOW OR HEREAFTER EXECUTED, AMONG THE COMPANY, THE HOLDER, BANK OF AMERICA, N.A., FORMERLY KNOWN AS NATIONSBANK OF TEXAS, N.A., ITS SUCCESSORS OR ASSIGNS, OR ANY OTHER HOLDER OF SENIOR DEBT (COLLECTIVELY, "SENIOR CREDITOR"), (IN ANY SUCH EVENT, THE "SUBORDINATION AGREEMENT").


                          CONVERTIBLE SUBORDINATED NOTE

JANUARY 31, 2000                                                      $1,378,464

      FOR VALUE RECEIVED, CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of ________________________________________or registered assigns ("HOLDER") the principal amount of ONE MILLION THREE HUNDRED SEVENTY EIGHT THOUSAND FOUR HUNDRED SIXTY FOUR AND NO/00 DOLLARS ($1,378,464.00), on January 31, 2009 (the "MATURITY DATE"). The Company further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Purchase Agreement (as defined below), from the date hereof until payment in full hereof at the applicable rate specified in subsection 3.02(a) of the Purchase Agreement; provided, however, that if Holder so elects, following the occurrence and during the continuance of an Event of Default, the Company promises to pay to Holder interest on the unpaid principal amount hereof at the applicable rate specified in subsection 3.02(b) of the Purchase Agreement. Interest shall be payable in accordance with the provisions specified in subsection 3.02(c) of the Purchase Agreement.

      This Convertible Subordinated Note (hereinafter referred to as the "NOTE") is being issued by the Company pursuant to the terms of the Senior Subordinated Note Purchase Agreement, dated January 31, 2000 (the "PURCHASE AGREEMENT"), executed by and among the Company, the Holder and certain other parties thereto. All terms which are capitalized and used herein
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(which are not otherwise specifically defined herein) and which are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement.

      1. PAYMENTS OF PRINCIPAL AND INTEREST. The principal amount hereof, to the extent that it has not been converted into shares of Common Stock pursuant to
Section 2 hereof, shall be payable in full on the Maturity Date. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. If a payment hereunder becomes due and payable on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest due on such succeeding Business Day. Checks, drafts or similar items of payment received by Holder shall not constitute payment, but credit therefor shall, solely for the purpose of computing interest earned by Holder, be given in accordance with the Purchase Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction determines is applicable hereto. In the event of any such determination, the provisions of subsection 5.03 of the Purchase Agreement shall govern and control.

      2. CONVERSION OF NOTES. This Note shall be convertible into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), on the terms and conditions set forth in this Section 2.

            (a) HOLDER'S CONVERSION RIGHT; MANDATORY CONVERSION. Subject to the provisions of Section 2(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any part of the outstanding and unpaid principal of this Note (in each case, the "CONVERSION AMOUNT") into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d), at the Conversion Rate (as defined below).

            (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of a Conversion Amount of this Note pursuant to Section 2(a) shall be determined according to the following formula (the "CONVERSION RATE"):

                                    CONVERSION AMOUNT
                                    Conversion Price

            (c) REGULATORY PROBLEM. In the event Holder determines that it has a Regulatory Problem (as defined below), Holder shall have the right to transfer its entire interest in the Company without regard to any restriction on transfer set forth in this Note (other than securities laws restrictions) and the Company agrees to take all such actions as are reasonably requested by Holder in order to (i) effectuate and facilitate any transfer by Holder of its

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
      interests to any person designated by Holder (subject to compliance with applicable federal and state securities) or (ii) to permit Holder (or any affiliate thereof) to exchange all or any portion of the Common Stock then held by, or issuable to, it on a "share-for-share" basis for interests of a class of non-voting stock of the Company, which non-voting stock shall be identical in all respects to such Common Stock, except such stock shall be non-voting and shall be convertible into voting stock on such terms as are requested by such holder in light of regulatory considerations then prevailing. Company agrees to enter into such additional agreements, adopt such amendments hereto and to the Certificate of Incorporation of the Company and to take such additional actions as are reasonably requested by Holder in order to effectuate the intent of the foregoing. For purposes hereof, a "Regulatory Problem" means any set of facts or circumstances wherein Holder reasonably believes it is not entitled to hold, or exercise any significant right with respect to, the Common Stock.

            (d) MECHANICS OF CONVERSION. Any conversion of this Note at the option of the Holder shall be conducted in the following manner:

                  (i) HOLDER'S DELIVERY REQUIREMENTS. To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Holder (the "CONVERSION DATE"), the Holder hereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on such date, a fully executed notice of conversion in the form attached hereto as Exhibit A (the "CONVERSION NOTICE") to the Company with a copy thereof to the Company's designated transfer agent (the "TRANSFER AGENT") and (B) if required by Section 2(d)(vi), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original Note being converted (or an indemnification undertaking with respect to such Note in the case of its loss, theft or destruction).

                  (ii) COMPANY'S RESPONSE. Upon receipt by the Company of a
            Conversion Notice, the Company shall (A) promptly, and in no event later than one business day after receipt, immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein, and (B) on or before the second Business Day following the date of receipt by the Company of such Conversion Notice (the "SHARE DELIVERY DATE"): (i) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (ii) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. Subject to Section 2(d)(vi), if less than all of the Conversion Amount of this Note is submitted for conversion, then the Company shall, as soon as practicable and in no event later than three Business Days

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
            after receipt of the Note (the "NOTE DELIVERY DATE") and at its own expense, issue and deliver to the Holder a new Note for the outstanding principal amount not converted.

                  (iii) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Current Market Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within five Business Days of receipt of such Holder's Conversion Notice.

                  (iv) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (v)   COMPANY'S FAILURE TO TIMELY CONVERT.

                        (A) CASH DAMAGES. If within ten Business Days after the
                  Company's receipt of the Conversion Notice the Company shall fail to issue a certificate to the Holder or its designee or credit the Holder's or its designee's balance account with DTC for the number of shares of Common Stock to which such Holder or its designee is entitled upon such Holder's conversion of this Note or, subject to Section 2(d)(vi), the Company shall fail to issue a new Note representing the principal amount to which such Holder is entitled, if any, pursuant to Section 2(d)(ii), in addition to all other available remedies which such Holder may pursue hereunder and under the Purchase Agreement (including indemnification thereunder), the Company shall pay additional damages to such Holder for each date after the Share Delivery Date such conversion is not timely effected and/or each date after the Note Delivery Date such new Note is not delivered in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder or its designee on or prior to the Share Delivery Date and to which such Holder or its designee is entitled and, in the event the Company has failed to deliver a new Note to the Holder on or prior to the Note Delivery Date, the number of shares of Common Stock issuable upon conversion of the Conversion Amount represented by new Note, as of the Note Delivery Date and (II) the Current Market Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Note Delivery Date, in the case of failure to deliver a new Note. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described

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
                  herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

                        (B) VOID CONVERSION NOTICE; ADJUSTMENT TO CONVERSION
                  PRICE. If for any reason the Holder has not received all of the shares of Common Stock prior to the tenth Business Day after the expiration of the Share Delivery Date with respect to a conversion of this Note, then the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned or restored as of the Conversion Date, as the case may be, any principal amount of this Note that has not been converted pursuant to such Holder's Conversion Notice; PROVIDED that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Conversion Price of the principal amount of this Note retained by, or returned or restored in favor of, the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price as in effect on the date on which the Holder voided the Conversion Notice and (II) the lowest Closing Sale Price during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Note.

                  (vi) BOOK-ENTRY. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender this Note to the Company unless the full Conversion Amount then outstanding is being converted. The Company shall maintain records showing the Conversion Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder, so as not to require physical surrender of this Note upon each such conversion. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, thereafter, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Conversion Amount represented by this Note. The Holder and any assignee, by acceptance of this Note or such new Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of this Note, the Conversion Amount represented by this Note may be less than the principal amount set forth on the face hereof.

                  (vii) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to any Holder in connection with the conversion of this Note. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Holder, the Company will pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price per share of Common Stock.

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
            (e) TAXES. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Notes; provided, however, that the Holder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of Common Stock in a name other than that of the then Holder as reflected upon the books of the Company.

            (f) CERTAIN ADJUSTMENTS. In addition to any other adjustments provided herein, the terms of this Note will be subject to adjustment from time to time as provided in this Section 2(f).

                  (i) STOCK DIVIDENDS, SUBDIVISION, COMBINATION OR
            RECLASSIFICATION OF COMMON STOCK. If at any time after the Issuance Date the Company shall (A) declare a stock dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (B) increase the number of shares of Common Stock outstanding by a subdivision or split-up of shares of Common Stock,
            (C) decrease the number of shares of Common Stock outstanding by a combination of shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the Conversion Price will be adjusted so that the Holder will be entitled to receive the number and kind of shares of Common Stock that such Holder would have owned or been entitled to receive upon or by reason of such event had this Note been converted immediately prior thereto, and the Conversion Price will be adjusted as provided below in paragraph (vii) in this Section 2(f).

                  (ii) REORGANIZATION, ETC. If at any time after the Issuance
            Date any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company, is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "REORGANIZATION EVENT"), shall be effected in such a way that the holders of Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon conversion of this Note, the Holder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that such Holder would have been entitled to receive upon conversion of this Note had this Note been converted immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(f).

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
                  (iii) CERTAIN ISSUANCES OF COMMON STOCK. If at any time after the Issuance Date the Company shall issue or sell, or fix a record date for the issuance of, (A) Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) (other than Excluded Securities) or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) (other than Excluded Securities), in any such case, at a price per share (treating the price per share of the securities convertible into or exchangeable or exercisable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock, plus (ii) any additional consideration initially payable upon the conversion of such security into Common Stock or the exchange or exercise of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security) that is less than the Measuring Price on the date of such issuance or such record date, then, immediately after the date of such issuance or sale or on such record date, the number of shares of Common Stock to be delivered upon conversion of this Note shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Holder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding (calculated to include the shares of Common Stock underlying the Note and all then currently convertible and exchangeable securities that are "in the money") on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate purchase price of the convertible, exchangeable or exercisable securities so offered plus the aggregate of amount of any additional consideration initially payable upon conversion into Common Stock or exchange or exercise for Common Stock) would purchase at the Measuring Price and the numerator of which shall be the number of shares of Common Stock outstanding (calculated to include the shares of Common Stock underlying the Notes and all then currently exercisable, convertible and exchangeable securities that are "in the money") on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into or for which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be), and the Conversion Price shall be adjusted as provided below in paragraph (vii) in this Section 2(f). For purposes of this
            Section 2(f)(iii), any shares of Common Stock issued as consideration in any Acquisition shall be deemed to have been issued at a "price per share" equal to the Current Market Value thereof on the date of such issuance.

                  (iv) EXTRAORDINARY DISTRIBUTIONS. If at any time after the
            Issuance Date, the Company shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and the Common Stock is not changed or

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
            exchanged) cash, evidences of indebtedness, securities or other assets (excluding (A) ordinary course cash dividends to the extent such dividends exceed the Company's retained earnings and (B) dividends payable in shares of capital stock for which adjustment is made under Section 2(f)(i)) or rights, options or warrants to subscribe for or purchase securities of the Company (excluding those for which adjustment is made under Section 2(f)(iii)), then the number of shares of Common Stock to be delivered to such Holder upon conversion of this Note shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Current Market Price per share of Common Stock on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock (provided that such denominator shall in no event be less than $.0l) and the numerator of which shall be the Current Market Price per share of the Common Stock, and the Conversion Price shall be adjusted as provided below in paragraph (vii) in this
            Section 2(f).

                  (v) PRO RATA REPURCHASES. If at any time after the Issuance
            Date, the Company or any subsidiary thereof shall make a Pro Rata Repurchase, then the number of shares of Common Stock to be delivered to such Holder upon conversion of this Note shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Holder would have been entitled to receive immediately before such Pro Rata Repurchase by a fraction (which in no event shall be less than one) the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase (provided that such denominator shall never be less than $.0l), and the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Common Stock repurchased in such Pro Rata Repurchase and (ii) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase.

                  (vi) CARRYOVER. Notwithstanding any other provision of this
            Section 2(f), no adjustment shall be made to the number of shares of Common Stock to be delivered to the Holder (or to the Conversion Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

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
                  (vii) CONVERSION PRICE ADJUSTMENT. Whenever the number of
            shares of Common Stock purchasable upon the conversion of the Note is adjusted as provided pursuant to this Section 2(f), the Conversion Price per share payable upon the conversion of this Note shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the conversion of the Note immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock purchasable immediately thereafter; PROVIDED, HOWEVER, that the Conversion Price for each share of Common Stock shall in no event be less than the par value of such share.

                  (viii) MULTIPLE ADJUSTMENTS. If any action or transaction
            would require adjustment of the number of shares of Common Stock to be delivered to the Holder upon conversion of this Note pursuant to more than one paragraph of this Section 2(f), only one adjustment shall be made and each such adjustment shall be the amount of adjustment that has the highest absolute value.

            (g) NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock or the Conversion Price of such shares of Common Stock is adjusted, as herein provided, the Company shall deliver to the Holder in writing a notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the number of shares of Common Stock and the Conversion Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

      3.    RESERVATION OF SHARES.  The Company covenants and agrees as follows:

            (a) All shares of Common Stock that are issued upon the conversion of this Note will, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

            (b) During the period within which this Note may be converted, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Note.

      4. VOTING RIGHTS. Prior to conversion of all or any portion of this Note, Holders shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

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
      5. NOTICE OF CORPORATE ACTION. So long as this Note has not been converted or redeemed in full, in the event of:

            (a) any consolidation or merger involving the Company and any other party or any transfer of all or substantially all the assets of the Company to any other party, or

            (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will notify the Holder in writing of the date or expected date on which a reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding- up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding- up. Such notice shall be delivered as soon as practicable and if possible at least twenty days prior to the date therein specified in the case of any date referred to in the foregoing sentence. Failure to give the notice specified hereunder shall have no effect on the status or effectiveness of the action to which the required notice relates.

      6. REISSUANCE OF NOTES. Subject to Section 2(d)(vi), in the event of a conversion or redemption pursuant to this Note of less than all of the Conversion Amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of the Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed.

      7. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following meanings:

            "ACQUISITION" means any acquisition of another Person by the Company by merger, purchase of shares of capital stock or purchase of all or substantially all of such other Person's assets.

            "AFFILIATE" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (ii) any other Person that owns or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (iii) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise.

            "CONVERSION PRICE" means THREE AND 11.25/00 DOLLARS ($3.1125), subject to adjustment as provided herein.

            "CURRENT MARKET PRICE" means, with respect to each share of Common Stock as of any date, the dollar volume-weighted average trading price per share of Common Stock (as reported by Bloomberg through its "Volume at Price" function) for the ten consecutive trading days prior to such date; provided that if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for a share of Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority of the Notes issued pursuant to the Purchase Agreement disagree with the Board's determination of fair market value by written notice delivered to the Company within five Business Days after the Board's determination thereof is communicated in writing to such holders, then the Company and a majority-in-interest of such holders shall select an Independent Financial Expert which shall determine such fair market value. If the Company and such holders are unable to agree upon an Independent Financial Expert within fifteen Business Days after the notice by such holders, each of the Company and such holders shall select an Independent Financial Expert within five Business Days following the expiration of such fifteen Business Day period, and these Independent Financial Experts shall select a third Independent Financial Expert, and the third Independent Financial Expert shall determine such fair market value. The determination of fair market value by such Independent Financial Expert shall be final, binding and conclusive on the Company and all Holders. All costs and fees of any of this Independent Financial Expert(s) retained in accordance with the foregoing shall be borne by the Company.

            "EXCLUDED SECURITIES" means (i) shares of Common Stock issued upon conversion or exercise of convertible securities, warrants and options of the Company, outstanding on the Issuance Date, (ii) shares of Common Stock, and options to purchase such shares, issued to officers, directors, employees or former employees of, or consultants to, the Company or any of its subsidiaries pursuant to any equity incentive plan, agreement or other arrangement which has been approved by a vote of at least two-thirds of the Board of Directors of the Company, provided that the total number of shares of Common Stock which may be Excluded Securities under this clause
      (ii) shall not exceed 1,250,000 shares (subject to equitable adjustment with respect to any stock split, stock dividend, reclassification or other similar event described in Section 2(f)(i) hereof), and (iii) shares of Common Stock issued upon conversion of the Note.

            "GAAP" means generally accepted accounting principles, consistently applied.

            "INDEPENDENT FINANCIAL EXPERT" means an independent nationally recognized investment banking firm.

            "ISSUANCE DATE" means the date of issuance of the Note.

            "MEASURING PRICE" means, as of any date of determination, (i) with respect to any issuance of securities as consideration for any Acquisition by the Company, the Conversion Price as of such date, and (ii) with respect to any other issuance of securities by the Company, the greater of the Current Market Price of the Common Stock and the Conversion Price as of such date.

            "PERSON" means any individual, limited liability company, partnership, joint venture, association, joint-stock company, corporation, trust, unincorporated organization, estate and other entity or government or any department or agency thereof.

            "PRO RATA REPURCHASE" means any purchase of shares of Common Stock by the Company or by any of its subsidiaries whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, which purchase is subject to Section 13(e) of the Securities Exchange Act of 1934, as amended, or is made pursuant to an offer made available to all holders of Common Stock.

      8. LOST OR STOLEN NOTES. Promptly upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Notes, the Company shall execute and deliver new notes of like tenor and date; provided, however, the Company shall not be obligated to re-issue notes if the Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

      9. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If any suit or action is instituted or attorneys are employed to collect or enforce this Note or any part thereof, the Company hereby promises and agrees to pay all costs of collection, including attorneys' fees and court costs.

      10. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

      11. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

      12. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Illinois, without giving effect to provisions thereof regarding conflict of laws.

      13. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to each Holder of Notes that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Notes and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      14. SPECIFIC SHALL NOT LIMIT GENERAL; CONSTRUCTION. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all holders and shall not be construed against any person as the drafter hereof.

      15. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      16. NOTICES. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions in the Purchase Agreement. Any party may by notice given in accordance with this Section 17 designate another address or person for receipt of notices hereunder.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed by Jack
H. Castle, Jr., its Chairman and Chief Executive Officer, as of day and year first written above.


                                     CASTLE DENTAL CENTERS, INC.


                                     By: __________________________________
                                     Name: Jack H. Castle, Jr.
                                     Its: Chairman and Chief Executive Officer



                                            Senior Subordinated Convertible Note

                                    EXHIBIT A

                           CASTLE DENTAL CENTERS, INC.
                                CONVERSION NOTICE

Reference is made to the Note issued by Castle Dental Centers, Inc. (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note, indicated below into shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company as of the date specified below.

      Date of Conversion:_______________________________________________________

      Aggregate Conversion Amount to be converted:______________________________

      Note no(s). of Note to be converted:______________________________________

Please confirm the following information:_______________________________________

      Conversion Price:_________________________________________________________

      Number of shares of Common Stock to be issued:____________________________

Please issue the Common Stock into which the Note is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

      Issue to:_________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________

      Facsimile Number:_________________________________________________________

      Authorization:____________________________________________________________

                                    By:_________________________________________
                                    Title:______________________________________

      Dated:____________________________________________________________________

      Account Number:
        (if electronic book-entry transfer):____________________________________

      Transaction Code Number
        (if electronic book-entry transfer):____________________________________

                                            Senior Subordinated Convertible Note

                                 ACKNOWLEDGMENT


      The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, _____ from the Company and acknowledged and agreed to by [TRANSFER AGENT].


                                    CASTLE DENTAL CENTERS, INC.

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                            Senior Subordinated Convertible Note